UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Index to Exhibits
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6

Item 1.01 Entry into a Material Definitive Agreement.
Form of Award Agreements under 2004 Performance Incentive Plan
     On February 15, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Western Digital Corporation (the “Company”) approved a form of Notice of Grant of Stock Units and Stock Unit Award Agreement — Executives (the “Executive Stock Unit Award Agreement”) and a form of Notice of Grant of Stock Units and Stock Unit Award Agreement —Employees (the “Employee Stock Unit Award Agreement”) under the Company’s Amended and Restated 2004 Performance Incentive Plan (the “2004 Plan”). In general, each of the Executive Stock Unit Award Agreement and the Employee Stock Unit Award Agreement provide for the award of stock units to the recipients of such agreements. Each stock unit covered by the award agreement is a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock (subject to adjustment as provided in the agreement) and will vest and be payable to the recipient, in shares of the Company’s common stock, in percentage installments of the aggregate number of stock units granted to the recipient as determined by the administrator(s) of the 2004 Plan. All unvested stock units covered by the award agreement will be forfeited to the Company if the recipient ceases to be employed by the Company or any of its subsidiaries, except that in the event of a recipient’s death, a pro rata portion of the unvested stock units will automatically become fully vested as of the date of death as further provided in the agreements. If eligible, each recipient will be permitted to defer the stock units covered by the award agreement pursuant to the Company’s Deferred Compensation Plan. In addition, the Executive Stock Unit Award Agreement further provides that all unvested stock units will automatically vest and become payable upon the occurrence of a Change in Control Event (as defined in the 2004 Plan), subject to certain limitations as specified in the Executive Stock Unit Award Agreement.
     On February 15, 2006, the Compensation Committee also approved a form of Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement — Executives (the “Executive Cash Award Agreement”) and a Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement —Employees (the “Employee Cash Award Agreement”) under the 2004 Plan. In general, each of the Executive Cash Award Agreement and the Employee Cash Award Agreement provide for the award of a long-term cash award valued at a target amount determined by the administrator(s) of the 2004 Plan. The long-term cash award will be payable at the end of the performance period set forth in the agreements (at, above or below the target amount awarded) based on the achievement of one or more objective performance goals also set forth in the agreements (subject to adjustment as provided in the agreement). In the event the recipient ceases to be employed by the Company or any of its subsidiaries before the end of the applicable performance period, the long-term cash award will terminate, except that in the event of a recipient’s death, a pro rata portion of the long-term cash award will be payable to the recipient’s legal representative as further provided in the agreements. If eligible, each recipient will be permitted to defer payment of the long-term cash award covered by the award agreement pursuant to the Company’s Deferred Compensation Plan. In addition, the Executive Cash Award Agreement further provides that 100% of the target award amount (or such greater percentage as the Compensation Committee may deem appropriate in the circumstances) will become payable upon the occurrence of a Change of Control Event (as defined in the 2004 Plan) as further provided in the Executive Cash Award Agreement.
     In addition to the awards described below, each of the foregoing agreements may be used for future grants of stock units or long-term cash awards to the Company’s employees, including the named executive officers. The foregoing descriptions of the Executive Stock Unit Award Agreement, the Employee Stock Unit Award Agreement, the Executive Cash Award Agreement and the Employee Cash Award Agreement are qualified in their entirety by reference to the copies of the forms of such agreements, which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by this reference.
2004 Performance Incentive Plan Awards
     On February 16, 2006, in connection with its long term incentive compensation program, the Compensation Committee approved the following awards under the Company’s 2004 Plan to Hossein M. Moghadam, Senior Vice President and Chief Technology Officer of the Company:

•	a stock option to purchase 14,017 shares of the Company’s common stock, which stock option will vest 25% on the first anniversary of its grant date and in substantially equal installments every three months during the three-year period after the first anniversary of its grant date and will be subject to the Company’s Notice of Grant of Stock Option and Stock Option Agreement — Executives in substantially the form previously filed with the Securities and Exchange Commission;

•	6,308 stock units, which stock units will vest 100% on the third anniversary of their grant date and will be subject to the Executive Stock Unit Award Agreement in substantially the form filed herewith as Exhibit 10.1; and

•	a long-term cash target award equal to $150,000, which award will be subject to the Executive Cash Award Agreement in substantially the form filed herewith as Exhibit 10.3 and payout of such award will be subject to the performance goals established by the Compensation Committee at its meeting on February 15, 2006 as described below.
     In addition, on February 16, 2006, in consideration of the execution by each of the following named executive officers of a written agreement to cancel the performance shares previously awarded to such named executive officer, the Compensation Committee approved an award of stock units to each such named executive officer as follows:

Shares of Common Stock Underlying
Named Executive Officer	Stock Unit Awards

Hossein M. Moghadam, Senior Vice President and Chief Technology Officer	20,000

Stephen D. Milligan, Senior Vice President and Chief Financial Officer	55,000

Raymond M. Bukaty, Senior Vice President, Administration, General Counsel and Secretary	58,000
     Each stock unit award is subject to the Executive Stock Unit Award Agreement in substantially the form filed herewith as Exhibit 10.1, and will vest 100% on August 31, 2008.
     At its meeting on February 15, 2006, the Compensation Committee also established the performance goals for long-term cash awards granted under the 2004 Plan. The Compensation Committee determined that payment of each long-term cash award will be conditioned upon the Company’s accomplishment of predetermined performance goals as measured by a predetermined financial operating metric for the eighteen-month period beginning December 31, 2005 and ending June 29, 2007 (the “Measurement Period”). Depending upon the Company’s achievement of these predetermined performance goals, each long-term cash award will be paid within a reasonable period of time following the end of the Measurement Period based on a percentage of the target award amount (ranging from 0% to 200%). Each such long-term cash award will be further subject to the terms and conditions of the Executive Cash Award Agreement or the Employee Cash Award Agreement, as applicable.
Executive Severance Plan
     On February 16, 2006, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee, adopted and approved the Western Digital Corporation Executive Severance Plan (the “Executive Severance Plan”). The following summary of the Executive Severance Plan is qualified in its entirety by reference to the text of the plan, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by this reference.
     Participants in the Executive Severance Plan include certain of the Company’s senior management who are not otherwise currently party to a written employment agreement with the Company or any of its subsidiaries (other than an agreement providing for at-will employment and for no specified term) and who the Board or the Compensation Committee has designated as eligible to participate in the plan as a Tier 1 Executive, Tier 2 Executive or Tier 3 Executive. The Compensation Committee

has designated each of John F. Coyne, Hossein M. Moghadam, Stephen D. Milligan and Raymond M. Bukaty as Tier 1 Executives.
     The Executive Severance Plan provides that a participant will receive the following severance benefits in the event of termination of employment without cause (as defined in the Executive Severance Plan):
•	a lump sum severance payment equal to the participant’s monthly base salary minus applicable taxes over a number of months ranging from 12 months to 24 months depending upon the participant’s status as a Tier 1, Tier 2 or Tier 3 Executive;

•	a lump sum pro-rata bonus payment minus applicable taxes under the Company’s bonus program for the bonus cycle in which the participant’s termination date occurs (determined based on the number of days in the applicable bonus cycle during which the participant was employed (not to exceed six (6) months) and assuming 100% of the performance target(s) subject to the bonus award are met regardless of actual funding by the Company);

•	acceleration of the vesting of the participant’s then outstanding stock options and restricted stock or stock unit awards that are subject to time-based vesting requirements to the extent such stock options and restricted stock or stock unit awards would have vested and become exercisable or payable, as applicable, if the participant had remained employed for an additional six (6) months;

•	outplacement services provided by a vendor chosen by the Company and at the Company’s expense for 12 months following the participant’s termination of employment; and

•	payment by the Company of applicable COBRA premium payments following expiration of the participant’s company-provided medical, dental and/or vision coverage existing as of the participant’s termination date for a number of months ranging from 12 months to 24 months depending upon the participant’s status as a Tier 1, Tier 2 or Tier 3 Executive, unless and until the participant otherwise becomes eligible for equivalent coverage under another employer’s plan.
     Payment of the foregoing severance benefits is conditioned upon the participant’s execution of a valid and effective release. In addition, no participant will be entitled to a duplication of benefits under the Executive Severance Plan and any other severance plan or program of the Company or any of its subsidiaries.
     The Executive Severance Plan may be amended, suspended or terminated at any time in the sole discretion of the Board or the Compensation Committee. However, no amendment, suspension or termination shall have the effect of diminishing severance benefits to a participant whose employment has been terminated prior to the amendment, suspension or termination.
Change of Control Severance Plan
     The Company’s Amended and Restated Change of Control Severance Plan (the “Change of Control Severance Plan”) was due to expire on March 29, 2006. On February 16, 2006, the Board, upon the recommendation of the Compensation Committee, approved amendments to the Company’s Change of Control Severance Plan to (i) extend the term of the Change of Control Severance Plan to March 29, 2011, (ii) conform the definition of “Change in Control” as used in the Change of Control Severance Plan to the change in control event definition as set forth in the 2004 Plan, and (iii) provide that the Change of Control Severance Plan shall be construed and interpreted in accordance with Section 409A of the Internal Revenue Code and any guidance or regulations promulgated thereunder. In all other respects, the existing provisions of the Change of Control Severance Plan remain in effect.
     A copy of the Change of Control Severance Plan, as amended, is filed herewith as Exhibit 10.6 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of Notice of Grant of Stock Units and Stock Unit Award Agreement — Executives, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Form of Notice of Grant of Stock Units and Stock Unit Award Agreement, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.3	Form of Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement — Executives, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.4	Form of Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement — Employees, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.5	Western Digital Corporation Executive Severance Plan

10.6	Amended and Restated Change of Control Severance Plan, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)
Date: February 22, 2006	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Index to Exhibits

Exhibit
Number	Description

10.1	Form of Notice of Grant of Stock Units and Stock Unit Award Agreement — Executives, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.2	Form of Notice of Grant of Stock Units and Stock Unit Award Agreement, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.3	Form of Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement — Executives, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.4	Form of Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement — Employees, under the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

10.5	Western Digital Corporation Executive Severance Plan

10.6	Amended and Restated Change of Control Severance Plan, as amended